Exhibit 99.1

Merger of RFMD and TriQuint Is Now Complete,

Qorvo™ Emerges as a New Leader in RF Solutions

GREENSBORO, N.C. and HILLSBORO, Ore., January 2, 2015 — RF Micro Devices, Inc. and TriQuint Semiconductor, Inc. announced today they have completed their merger of equals to form Qorvo™ (Nasdaq: QRVO), a new leader in RF solutions. Qorvo is expected to begin trading today on the NASDAQ Global Stock Market.

“This is an important milestone for our Company, employees, customers, shareholders and our industry,” said Qorvo President and CEO Bob Bruggeworth. “Qorvo brings under one roof all the critical RF building blocks needed to simplify design, reduce size and conserve power, while improving system performance across mobile, infrastructure, and aerospace and defense applications. Our goal is to build the most valuable company in our space, and the global Qorvo team is eager to deliver the value our stakeholders expect.”

As a result of the merger, which is intended to qualify as a tax-free reorganization, TriQuint shareholders will receive 1.675 shares of Qorvo and RFMD shareholders will receive 1 share of Qorvo for each TriQuint or RFMD share held, and a one-for-four reverse stock split was effected at closing. Former shareholders of RFMD and TriQuint will each own approximately 50 percent of Qorvo.

The merger is expected to achieve at least $150 million in cost synergies; $75 million in annualized synergies exiting the first year after closing and an additional $75 million exiting the second year. The transaction is expected to be accretive to non-GAAP EPS in the first full fiscal year following the merger.

Qorvo’s new 10-member board of directors includes four independent directors from each of the RFMD and TriQuint boards: Daniel A. DiLeo, Jeffery R. Gardner, John R. Harding, Charles Scott Gibson, David H.Y. Ho, Roderick D. Nelson, Dr. Walden C. Rhines, and Walter H. Wilkinson, Jr. The Board also includes Qorvo President and CEO Bob Bruggeworth and former TriQuint CEO Ralph Quinsey, who will serve as non-executive Chairman.

About Qorvo

Qorvo (Nasdaq:QRVO) is a leading provider of core technologies and RF solutions for mobile, infrastructure and aerospace/defense applications. Qorvo was formed following the merger of RFMD and TriQuint, and has more than 6,000 global employees dedicated to delivering solutions for everything that connects the world. Qorvo has the industry’s broadest portfolio of products and core technologies; world-class ISO9001-, ISO 14001- and ISO/TS 16949-certified manufacturing facilities; and is a DoD-accredited ‘Trusted Source’ (Category 1A) for GaAs, GaN and BAW products and services. For the industry’s leading core RF solutions, visit www.qorvo.com.

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Qorvo Contacts
Investors:	Media:
Doug DeLieto	Brent Dietz
VP, Investor Relations	Director, Corporate Communications
+1-336-678-7088	+1-336-678-7935
brent.dietz@qorvo.com

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements discussing the expected timing of trading on Nasdaq, the tax treatment of the merger, the ownership of Qorvo following closing, the expected timing and magnitude of expected cost synergies to be realized from the merger, and the timing and impact on Qorvo’s non-GAAP earnings per share. Forward-looking statements are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. Qorvo’s business is subject to numerous risks and uncertainties, including variability in operating results, the inability of certain of our customers or suppliers to access their traditional sources of credit, our industry’s rapidly changing technology, our dependence on a few large customers for a substantial portion of our revenue, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication facilities, assembly facilities and test and tape and reel facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity and current macroeconomic conditions, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties and our ability to manage channel partners and customer relationships, lawsuits and claims relating to our products, security breaches and other similar disruptions compromising our information and exposing us to liability, and our ability to integrate the businesses of RFMD and TriQuint. These and other risks and uncertainties, which are described in more detail in Qorvo’s filings with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.